SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:



 [ ] Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only( as permitted by Rule
     14(a-6(e)(2))
 [ X ] Definitive  Proxy Statement
 [ ] Definitive  Additional  Materials
 [ ]  Soliciting  Material  pursuant  to  Rule 14a-11(c) or Rule 14a-12

                              ALFACELL CORPORATION

                (Name of Registrant as Specified In Its Charter)

                             KEVIN T. COLLINS, ESQ.
                   (Name of Person(s) filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[    X  ]  $125  per  Exchange  Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
     14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title  of  each  class  of   securities  to  which   transaction   applies:
 ........................................................................

(2)   Aggregate   number   of   securities   to   which   transaction   applies:
 ........................................................................

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed  maximum  aggregate  value of  transaction:
 ........................................................................

 (5)Total Fee Paid:
 ........................................................................

 [ ] Fee previously paid with preliminary materials.

     Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount  Previously Paid:
  2) Form, Schedule or Registration Statement No.:
  3) Filing Party:
  4) Date Filed:

                              ALFACELL CORPORATION

                              225 Belleville Avenue
                          Bloomfield, New Jersey 07003
                                 (201) 748-8082

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1996



To our Stockholders:

               You are hereby  notified that the annual meeting of  stockholders
(the "Annual Meeting") of Alfacell Corporation, a Delaware corporation ("Alfacell" or the "Company") will be held at the Radisson Suites Hotel Meadowlands, 350 Route 3 West, Mill Creek Drive, Secaucus, New Jersey 07094 on Thursday, November 21, 1996 at 10:00 a.m. local time, for the following purposes:

1.   To elect seven directors (Proposal No. 1);

2. To ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending July 31, 1997 (Proposal No. 2); and

3. To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.

               Only holders of record of the Company's Common Stock, par value $.001 per share, at the close of business on October 18, 1996 are entitled to notice of and to vote at the Annual Meeting.

               Alfacell hopes that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                        By order of the board of directors,


                                        /S/GAIL E. FRASER
                                        -----------------
                                        Gail E. Fraser, Secretary

Bloomfield, New Jersey
October 25, 1996

                              ALFACELL CORPORATION
                                  ------------

                                 PROXY STATEMENT
                                  ------------


        This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") of Alfacell Corporation ("Alfacell" or the "Company") to be held on Thursday, November 21, 1996 and at any adjournment thereof. The accompanying proxy is solicited by the board of directors of the Company and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy see "General." This Proxy Statement was first mailed to stockholders of the Company on or about October 25, 1996, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended July 31, 1996. The principal executive offices of the Company are located at 225 Belleville Avenue, Bloomfield, New Jersey 07003, telephone (201) 748-8082.


                      OUTSTANDING SHARES AND VOTING RIGHTS

        Only holders of the Company's common stock, par value $.001 per share (the "Common Stock" or "Common Shares"), at the close of business on October 18, 1996 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. As of the Record Date, the number and class of stock that was outstanding and will be entitled to vote at the meeting was 14,514,543 Common Shares. Each Common Share is entitled to one vote on all matters. Although the Company is authorized to issue shares of its preferred stock, $.001 par value, no such shares of preferred stock have been issued and, accordingly, other than the Common Stock, no class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

        To be elected, a director must receive a plurality of the votes of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, whether or not a quorum is present when the vote is taken, is necessary for approval of Proposal No. 2. A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the Common Shares outstanding as of the Record Date.

        Pursuant to Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Proxy cards which are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes "Against" a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non- votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. With respect to proposals which require the affirmative vote of a percentage of votes present at the Annual Meeting for approval, however, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matters. With respect to proposals which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker non- votes are not cast "For" a particular matter, they will have the same effect as a negative vote or votes "Against" such matter.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        The Company's By-Laws provide that the full Board of Directors shall not be less than one, nor more than ten Directors, as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors is currently fixed at seven Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

        The nominees for election to the office of Director, and certain information with respect to their ages and backgrounds, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as directors. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy should occur before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.


                           Nominees for Election to the Office of Director
                                        at the Annual Meeting



Nominee                            Age          Director Since       Position with the Company

Kuslima Shogen                       50              1981            Chief Executive Officer and
                                                                     Chairman of the Board

Michael C. Lowe, Ph.D.               54              1996            President and Director

Gail E. Fraser                       38              1995            Vice President, Finance,
                                                                     Chief Financial Officer and
                                                                     Director

Stanislaw M. Mikulski, M.D.          52              1986            Executive Vice President,
                                                                     Medical Director and Director

Alan Bell(1)(2)                      71              1986            Director

Robert R. Henry(1)(2)                56              1994            Director

Allen Siegel(1)                      61              1982            Director


(1)  Member of Compensation Committee
(2)  Member of Audit Committee

                         BUSINESS EXPERIENCE OF NOMINEES

        Kuslima Shogen has served the Company as Chief Executive Officer since September 1986, Chairman of the Board of Directors since August 1996 and as a Director since the Company's inception. Ms. Shogen also served as the Company's Chief Financial Officer from September 1986 through July 14, 1994 and as the Company's President from September 1986 through July 31, 1996. She was Executive Vice President of the Company from 1984 until 1986 when she became President. Ms. Shogen formed the Company in 1981 to pursue research which she initiated as a biology student in the University Honors Program at Fairleigh Dickinson University ("F.D.U."). Prior to organizing the Company, Ms. Shogen was founder and president from 1976 to 1981 of a biomedical research consortium specializing in GLP (Good Laboratory Practices) and animal toxicology. During that time, she was also a consultant for Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize at the Eastern College Science Conferences competition for most outstanding research paper in biology in each of 1972, 1973, and 1974. Ms. Shogen received her B.S. in 1974 and M.S. in 1976 (both magna cum laude) from F.D.U. and was the first teaching fellow from F.D.U.'s Rutherford campus. Among other honors, she was a Phi Beta Kappa graduate. Ms. Shogen continued graduate studies until 1978. She devotes her full-time to the Company.

     Michael C. Lowe, Ph.D. became the Company's President on August 1, 1996 and became a Director in October 1996. From 1988 to July 1996 Dr. Lowe was a principal of The Weinberg Group Inc. which specializes in assisting clients with applications to the Food and Drug Administration (the "FDA") for human trials of new agents and in gaining marketing approvals. He has expertise in the areas of pharmacology, toxicology, morphology and pathology for chemotherapeutic agents. Prior to joining The Weinberg Group, Dr. Lowe was a corporate vice president and director of toxicology for ICF/Clement, a health scientist administrator at the National Institutes of Health (the "NIH"), the acting chief of the toxicology branch at the National Cancer Institute (the "NCI") and head of the pathopharmacology section of the intramural laboratory of chemical pharmacology at the NCI. There, he oversaw the pre-clinical toxicology studies of oncolytic drugs emerging from the drug development program of the NCI, and made risk assessments of the drugs prior to Phase I trials. Before joining the NIH he was on the faculty of the department of pathology at the University of Washington. Dr. Lowe received a B.S. in Zoology from Washington State University, a M.S. and a Ph.D. in Pharmacology from the University of Washington and postdoctoral training in experimental pathology at the University of Washington. Dr. Lowe served on the Company's Scientific Advisory Board and acted as an advisor to the Board of Directors through August 1, 1996. Dr. Lowe devotes his full-time to the Company.

        Gail E. Fraser became the Company's Chief Financial Officer on July 15, 1994 and became a Director in April 1995. From August 1993 to July 1994, Ms. Fraser served as a consultant to the Company and was the Company's business, financial and accounting advisor. From April 1989 to February 1993, Ms. Fraser was vice president, finance and chief financial officer of Enzon, Inc., a biopharmaceutical company located in Piscataway, New Jersey. From 1982 to 1989, Ms. Fraser served as vice president, finance and controller for Sidmak Laboratories, Inc., a generic drug manufacturer located in East Hanover, New Jersey. She received a B.S. in accounting from Kean College of New Jersey and an M.B.A. from the Wharton School of the University of Pennsylvania in 1993. Ms. Fraser is a certified public accountant and devotes her full-time to the Company.

     Stanislaw M. Mikulski, M.D. F.A.C.P. has served the Company as Executive Vice President and Medical Director since 1987 and as a Director since 1986. Previously, Dr. Mikulski was Special Assistant to the Chief, Investigational Drug Branch, NCI, and Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment, following his post-doctoral studies at the University of California, Los Angeles in human tumor immunology. Prior to joining the Company, Dr. Mikulski maintained a medical practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology, as well as a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology. Dr. Mikulski is a clinical assistant professor of medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D., cum laude, in 1967 from the Medical School in Warsaw, Poland. Dr. Mikulski devotes his full-time to the Company.

        Alan Bell has been a Director of the Company since 1986. He founded the international public relations agency, Bell and Stanton, in 1956 and served as its chairman until 1976. From 1976 to 1983 he was vice-chairman of Manning Selvage & Lee, Inc., a major public relations firm. In 1983 he established a new firm, Alan W. Bell Co., Inc. He specializes in financial public relations and in economic and tourism development counselling.

     Robert R. Henry has been a Director of the Company since March 1994. Mr. Henry served as partner and managing director of Morgan Stanley & Co. Inc. ("Morgan Stanley") from 1977 through 1989. Since 1989 he has been president of Robert R. Henry & Co., Inc., a financial advisory firm. Mr. Henry continues to serve as an advisory director for Morgan Stanley.

        Allen Siegel, D.D.S., has been a Director of the Company since 1982. He was a dentist in private practice from 1961 until his retirement from active practice in August 1989. He received a D.D.S. in 1959 from the University of Buffalo.

     The Board of Directors recommends a vote FOR Mms. Shogen and Fraser, Drs. Lowe, Mikulski and Siegel, and Messrs. Bell and Henry as Directors (Proposal No. 1 on the Proxy Card).

Scientific Advisory Board
-------------------------

        The Company's scientific advisory board is composed of scientists and doctors whom management of the Company believes can contribute to the proper development of its anti-tumor agent. The individuals selected are highly respected in the national and international fields of oncology and drug development. The advisory board is made up of the following individuals.

     John J. Costanzi, M.D., has served as a principal investigator in the Onconase(R) clinical trials program since its inception. He is currently in the practice of oncology and hematology in Austin, Texas. He formerly served as Medical Director of the Thompson Cancer Survival Center in Knoxville, Tennessee, and as professor of medicine and director of the cancer center for the University of Texas Medical Branch in Galveston. Dr. Costanzi is board certified in medical oncology and internal medicine and has participated in many professional and community organizations including the Southwest Oncology Group, American Cancer Society, and American Association for Cancer Research. Dr. Costanzi has authored over 140 papers, books and chapters of books in the area of clinical oncology. He received his M.D. in 1961 from Georgetown University School of Medicine, Washington, D.C. He completed his post-graduate training at Walter Reed General Hospital, Washington, D.C. and Wilford Hall Medical Center, San Antonio, Texas. Dr. Costanzi has received numerous awards in the field of oncology. He is a frequent lecturer and visiting professor throughout the United States and abroad. He also serves as a Brigadier General in the United States Air Force Reserve Medical Corp.

        Zbigniew Darzynkiewicz, M.D., Ph.D., is the director of the Cancer Research Institute at the New York Medical College and a professor of medicine at New York Medical College. Formerly, Dr. Darzynkiewicz was a professor of cell biology and genetics at Cornell University Medical School, a member of Sloan-Kettering Institute for Cancer Research, the head of the Experimental Cell Research Laboratory, and a director of the Flow Cytometry Core Facility Network. In addition, Dr. Darzynkiewicz is an editor of The Cell Proliferation and Cytometry Journals, past president of The Cell Kinetics Society and past president of the International Society for Analytical Cytology. Dr. Darzynkiewicz's research concentrates on cell biology with particular focus on cancer cell growth and the regulatory mechanisms associated with cell growth and progression through the cell cycle. He has developed several techniques that have world-wide application, to analyze metabolic parameters of the cell related to the cell cycle kinetics, cell sensitivity to anti-tumor drugs and apoptosis. Most recently, he received a grant from NASA to develop new technologies for cell staining and analysis applicable to the micro-gravity conditions of Space Station Freedom. Dr. Darzynkiewicz has authored over 300 original publications and over 50 chapters and reviews in books devoted to the subject of cell growth, the regulation of the cell cycle and apoptosis. Dr. Darzynkiewicz received his M.D. in 1960 and Ph.D. in 1966 from the Medical School of Warsaw, Warsaw, Poland. He completed his post-graduate studies at the State University of New
York at Buffalo and the Medical Nobel Institute of Karolinska Institute, Stockholm, Sweden. Since 1974, he has been associated with the Sloan-Kettering Institute for Cancer Research, and since 1990, he has been with New York Medical College, Elmsford, New York.

        David N. Mesches, M.D., is professor and chairman of the Department of Family Medicine at New York Medical College and has held these positions for the past 18 years. He is the Chief Executive Officer of the Mid-Hudson Family Health Institute, a not-for-profit health care and education corporation responsible for the primary care of patients and training of medical students and family practice residents. The original Onconase Phase I (daily schedule) clinical trials were initiated and completed under the direction of Dr. Mesches. Dr. Mesches graduated from the University of Buffalo School of Medicine in 1960. Following his internship at Mount Sinai Hospital in Detroit, Michigan, he served as a Captain in the United States Air Force. Dr. Mesches serves as a member of the board of directors of Hospital Underwriters Mutual Insurance Company and First Union Bank (New York).

        Abraham Mittelman, M.D., is associate professor of medicine and associate director of oncology at New York Medical College in Valhalla, New York. Dr. Mittelman graduated from the Autonomous University of Guadalajara in 1977. Following his residency at Downstate Medical Center, he became an instructor in medicine at New York - Cornell Medical Center as well as a fellow in Oncology at Memorial Sloan-Kettering from 1981 through 1983. Dr. Mittelman is an oncologist who has been the principal investigator of numerous cancer trials. Dr. Mittelman has published over 130 papers on a variety of oncologic topics. He is a member of the New York State Society of Hematologists and Oncologists.


                             DIRECTORS' COMPENSATION

        Members of the Company's board of directors receive no cash compensation in consideration for their serving on the board of directors.

        In November 1993 and January 1994, the board of directors and the stockholders, respectively, approved the Company's 1993 Stock Option Plan (the "Plan") which, among other things, provides for automatic grants of options ("Automatic Grants") under a formula (the "Formula") to non-employee directors ("Independent Directors") on an annual basis.

        The Formula provides that (i) on each December 31st each Independent Director receives automatically an option to purchase 15,000 shares of the Company's Common Stock (the "Regular Grant"); and (ii) on the date of each Independent Director's initial election to the board of directors, pursuant to a vote of the board, such newly elected Independent Director automatically receives an option to purchase such Independent Director's pro rata share of the Regular Grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year (the "Pro Rata Grant"). Each option granted pursuant to a Regular Grant and a Pro Rata Grant vests and becomes exercisable on the December 30th following the date of grant. Notwithstanding the foregoing, an option will not become exercisable as to any shares unless such Independent Director has served continuously on the board during the year preceding the date on which such options are scheduled to vest and become exercisable, or from the date such Independent Director joined the board until the date on which such options are scheduled to vest and become exercisable; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all options held by such Independent Director nonetheless vest and become exercisable as described herein. An option granted pursuant to the Formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the Formula is required to be no less than the fair market value of a share of Common Stock on the date of grant.

        During the fiscal year ended July 31, 1996, the following directors were granted the options listed below pursuant to the Formula under the Plan in consideration for serving on the board of directors. The exercise prices of the options are equal to the fair market value of the Common Stock on the date of grant.


Name                  Number of Options     Exercise Price    Expiration Date
----                  -----------------     --------------    ---------------

Allen Siegel               15,000                $4.66           12/31/01

Alan Bell                  15,000                $4.66           12/31/01

Robert R. Henry            15,000                $4.66           12/31/01

Compliance with Section 16(a) of the Exchange Act

        Ownership of and transactions in the Company's stock by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During the fiscal year ended July 31, 1996, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed in a timely manner.


               INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS
                           AND COMMITTEES OF THE BOARD

        Eight meetings of the Company's board of directors were held during the fiscal year ended July 31, 1996. As of July 31, 1996 there were two standing committees of the Company's board of directors, a Compensation Committee and an Audit Committee. The Compensation Committee is comprised of Alan Bell, Robert R. Henry and Allen Siegel. The primary functions of the Compensation Committee are to administer the Company's 1993 Stock Option Plan, determine the compensation of the Company's officers and senior management and review compensation policy for all of the Company's employees. The Compensation Committee met four times during the fiscal year ended July 31, 1996. All of the decisions regarding executive compensation were made by the Compensation Committee during the fiscal year ended July 31, 1996. The Audit Committee is comprised of Alan Bell and Robert R. Henry. The primary functions of the Audit Committee are to meet with the Company's independent auditors to discuss and review audit procedures and issues, meet with management on matters concerning the Company's financial condition, internal controls and year-end audit, and report to the board on such matters. The Audit Committee met one time during the fiscal year ended July 31, 1996. During the fiscal year, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such director served.

                           SUMMARY COMPENSATION TABLE

        The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 1996, 1995 and 1994 with respect to Alfacell's Chief Executive Officer and the only two other executive officers of the Company during the last three fiscal years (the "Named Executive Officers").




                                                                                Long Term
                                                                               Compensation
                                                                              ------------
                                          Annual Compensation
                          ---------------------------------------------------
                                                                                Securities
                                                                 Other          Underlying
                                                                 Annual          Options/       All Other
        Name and                                              Compensation        SARs(#)      Compensation
   Principal Position        Year    Salary($)   Bonus($)        ($)(1)       ------------         ($)
-----------------------     -----    --------    --------    -------------                    ------------

Kuslima Shogen               1996     $150,000     - 0 -         - 0 -          500,000(3)        - 0 -
 Chief Executive Officer and 1995      150,000     - 0 -         - 0 -          - 0 - (4)         - 0 -
 Chairman of the Board of    1994      150,000     - 0 -         - 0 -         1,306,529(2)       - 0 -
 Directors(2)

Gail E. Fraser(5)            1996     $130,000     - 0 -         - 0 -            - 0 -           - 0 -
 Vice President,             1995      121,163     - 0 -         - 0 -           - 0 -(4)         - 0 -
 Finance and Chief           1994        8,333     - 0 -         - 0 -          475,000(6)        - 0 -
 Financial Officer

Stanislaw M. Mikulski(7)     1996     $130,000     - 0 -         - 0 -          250,000(3)        - 0 -
 Executive Vice President    1995      130,000     - 0 -         - 0 -          - 0 - (4)         - 0 -
 and Medical Director        1994      130,000     - 0 -         - 0 -          431,409(7)        - 0 -



(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Executive Officers' total annual salary and bonus.

(2) Ms. Shogen resigned from her position as the Company's President in August 1996 and Chief Financial Officer in July 1994. No salary was paid to Ms. Shogen in fiscal 1995 and 1994 and these salary amounts were accrued on the Company's financial statements as obligations owed to Ms. Shogen. During fiscal 1996, Ms. Shogen was paid $225,978 representing payment in full of accrued back salary. Ms. Shogen was paid her salary in full for fiscal 1996. In consideration for her services to the Company through January 31, 1994 and Ms. Shogen's agreement to release the Company from its obligation to pay her $1,624,151 in accrued salary on the Company's balance sheet as of January 31, 1994, in March 1994 the Company granted Ms. Shogen options to purchase 841,529 shares of the Company's Common Stock at an exercise price of $3.20 per share.

(3) These options were originally granted during the fiscal year ended July 31, 1992, and were due to expire by their terms in September 1995. In September 1995, the exercise period for these options was extended until September 1996 and the per share exercise price was increased to the fair market value of the Common Stock on the date of such extension.

                     (footnotes continued on following page)

(4) No options were granted to the Named Executive Officers during the fiscal year ended July 31, 1995.

(5) Ms. Fraser became an employee of the Company on July 15, 1994. $96,163 of Ms. Fraser's salary in fiscal 1995 was paid to Ms. Fraser. That portion of Ms. Fraser's salary which was not paid to her was accrued on the Company's financial statements as obligations owed to Ms. Fraser. During fiscal 1996, Ms. Fraser was paid $25,000 representing payment in full of accrued back salary. Ms. Fraser was paid her salary in full for fiscal 1996.

(6) Prior to Ms. Fraser joining the Company, Ms. Fraser received under a consulting agreement an option to purchase 50,000 and 75,000 shares of the Company's Common Stock at exercise prices of $3.22 and $5.00, respectively. On July 15, 1994, Ms. Fraser was granted options to purchase 350,000 shares of Common Stock under the Plan at an exercise price of $4.11 per share.

(7) No salary was paid to Dr. Mikulski in fiscal 1994. $5,000 of Dr. Mikulski's salary in fiscal 1995 was paid to Dr. Mikulski. During fiscal 1996, Dr. Mikulski was paid $194,996 represent- ing payment in full of accrued back salary. Dr. Mikulski was paid his salary in full for fiscal 1996. Those portions of Dr. Mikulski's salaries which were not paid to him were accrued on the Company's financial statements as obligations owed to Dr. Mikulski. In consideration for his services to the Company and Dr. Mikulski's agreement to release the Company from its obligation to pay him $639,619 in accrued salary on the Company's balance sheet as of January 31, 1994, in March 1994 the Company granted Dr. Mikulski options to purchase 331,409 shares of the Company's Common Stock at an exercise price of $3.20 per share.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended July 31, 1996.



                                Individual Grants

-----------------------------------------------------------------------------------
                                                                                         Potential Realizable Value at Assumed
                                   % of Total Options    Exercise or                          Annual Rates of Stock Price
                       Options    Granted to Employees inBase Price   Expiration           Appreciation for Option Term (2)
       Name          Granted (#)       Fiscal Year       ($/Share)       Date

                                                                                      0%($)            5%($)        10%($)
------------------------------------------------------------------------------------------------------------------------------------

Kuslima Shogen       500,000(1)           --               $3.87        9/16/96          0            $96,750     $193,500

Gail E. Fraser            0               --                 --           --             -                  -          -

Stanislaw M. Mikulski250,000(1)           --                3.87        9/16/96          0            $48,375     $96,750
===================================================================================================================================


(1) These options were originally granted during the fiscal year ended July 31, 1992 and were due to expire by their terms in September 1995. In September 1995, the exercise period for these options was extended and the per share exercise price was increased to the fair market value of the Common Stock on the date of such extension. The Board of Directors approved extension of the exercise period and adjustment of the exercise price for these options along with certain other options due to expire in 1995 as an inducement for the exercise of such options.

(2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise price of the options equals the market price of the underlying Common Stock on the date the exercise period of the options was extended, and thus will have no value unless the Company's stock price increases above the exercise price.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

        The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended July 31, 1996 and unexercised options held as of July 31, 1996.


                                                                                               Value of Unexercised
                                                           Number of Unexercised               In-the-Money Options
                                                         Options at Fiscal Year-End          at Fiscal Year-End($)(2)
                                                                    (#)
-----------------------------------------------------

                          Shares          Value
       Name            Acquired on      Realized       Exercisable     Unexercisable     Exercisable      Unexercisable
                       Exercise (#)      ($)(1)
----------------------------------------------------------------------------------------------------------------------------

Kuslima Shogen            87,500         $82,576          1,255,289            843,418  $1,721,862            $1,354,920

Gail E. Fraser             None           None              265,000            210,000    $171,800              $140,700

Stanislaw M.              86,500         $77,940            402,346            192,563    $529,362              $309,050
Mikulski
============================================================================================================================

(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

(2) Based upon fair market value of the common stock at fiscal year end ($4.78 per share) less the option exercise price payable per share.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning stock ownership of each person who is the direct or indirect beneficial owner of five percent or more of the Company's outstanding Common Stock and of each director and each Named Executive Officer and all directors and executive officers as a group as of October 10, 1996. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                             Percentage of
Directors, Officers or                    Number of           Common Stock
5% Stockholders(1)                        Shares(2)          Outstanding(3)
------------------                        ---------          --------------

Kuslima Shogen                        2,185,789(4)               14.2%
Michael C. Lowe                         150,000(5)                1.0%
Stanislaw Mikulski                      600,096(6)                4.1%
Allen Siegel                            206,562(7)                1.4%
Alan Bell                                50,929(8)                  *
Robert R. Henry                         262,550(9)                1.8%
Gail E. Fraser                          265,000(10)               1.8%
All officers and directors as a
group (seven persons)                 3,690,926(11)              23.1%




*    Less than one percent.

(1) The address of all officers and directors listed above is in the care of the Company.

(2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of October 10, 1996 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of October 10, 1996 plus
     (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996.

(4) Includes 842,789 shares subject to options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996.

(5) Includes 100,000 shares subject to options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996.

                     (footnotes continued on following page)

(6) Includes 238,846 shares subject to options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996.

(7) Includes 30,000 shares subject to options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996 owned by Dr. Siegel, 53,785 shares owned by Dr. Siegel's wife, who is a former employee of the Company and 20,000 shares subject to options which were exercisable as of October 10, 1996 or will become exercisable within 60 days of October 10, 1996 owned by Dr. Siegel's wife. Dr. Siegel disclaims beneficial ownership as to the shares owned by his wife.

(8) Includes 30,000 shares subject to options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996 owned by Mr. Bell, 20,429 shares owned jointly by Mr. and Mrs. Bell and 500 shares owned by Mrs. Bell. Mr. Bell disclaims beneficial ownership as to the shares owned by his wife.

(9) Includes 26,250 shares subject to options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after
     October 10, 1996 and 60,000 shares underlying warrants which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996.

(10) Includes 265,000 shares underlying options which were exercisable as of October 10, 1996 or which will become exercisable within 60 days after October 10, 1996.

(11) Includes all shares owned beneficially by the directors and the executive officers named in the table.

                              CERTAIN TRANSACTIONS

        Effective May 31, 1993, the Company restructured a pre-existing bank note (the "Note") to include the principal balance of $1,300,000, accrued interest of $349,072, and legal fees of $50,000 into a new term loan of $1,699,072 (the "Term Loan"). Interest was to be computed at a rate of seven and one-half percent (7.5%) per annum. The Term Loan is secured by substantially all of the assets of the Company. Ms. Shogen has personally guaranteed the Note and has pledged certain collateral, including a majority of the shares of Common Stock of the Company owned by her and certain options, as additional collateral. Substantially all of the obligations owed by the Company to Ms. Shogen are subordinated to the Note. In order to satisfy the Company's obligations to the bank, Ms. Shogen, from time to time, pursuant to a pledge agreement ("Pledge Agreement"), has sold portions of the shares of Common Stock pledged to the bank. Through February 28, 1994, the monthly payments of interest and principal under the Term Loan were paid primarily pursuant to this procedure, and subsequent to such time, have been paid directly by the Company. The Term Loan agreement prohibits the issuance of any shares, or right to purchase any shares of the Company's stock if the result of such issuance would be to decrease the ratio of the market value of Ms. Shogen's pledged stock to the aggregate outstanding debt of the Company and herself to the bank, below 1:1. In June 1994, Ms. Shogen's term loan agreement with the bank and the related Pledge Agreement were amended to provide for, among other things, the issuance to Ms. Shogen, and subsequent pledge to the bank, of certain options issued to Ms. Shogen in connection with the conversion to options of advances made by Ms. Shogen to the Company and interest thereon and the conversion to options of accrued salary owed to Ms. Shogen by the Company. Based upon the average of the closing bid and asked prices on July 31, 1996, the shares of the Company's
Common Stock pledged by Ms. Shogen to secure the Term Loan are valued at $6,419,540 (excluding the value of shares of Common Stock underlying certain options pledged to the bank) and the aggregate outstanding debt of the Company and Ms. Shogen to the bank as of July 31, 1996 was $2,189,855. In connection with the Term Loan, Ms. Shogen also assigned to the bank her right to payment of up to $200,000 of outstanding debt owed to her by the Company, which amount has been paid to Ms. Shogen by the Company, and paid to the bank by Ms. Shogen. In November 1995, the Note was amended and restated and the Term Loan agreement was amended to provide for, effective as of October 1, 1995, among other things (i) the extension of the term of the Term Loan from May 31, 1996 to August 31, 1997,
(ii) a re-amortization of the payment of principal and interest based on a one hundred fifty (150) month amortization schedule, (iii) an increase in the interest rate from seven and one-half percent (7.5%) per annum to eight and three eighths percent (8.375%) per annum, and (iv) the issuance to the bank of a warrant to purchase 10,000 shares of Common Stock through August 31, 1997 at an exercise price of $4.19 per share.

        From time to time Kuslima Shogen has advanced sums of money to the Company in the form of unsecured obligations payable on demand (the "demand loans"). Ms. Shogen has at various times converted portions of the demand loans into convertible debentures. At July 31, 1994, the Company owed Ms. Shogen an aggregate of $203,723 pursuant to a demand loan and accrued interest on the demand loan. During the fiscal year ended July 31, 1995, the Company, with its bank's consent, repaid $80,067 of the principal amount of the demand loans. At July 31, 1995, the Company owed Ms. Shogen an aggregate of $138,638 pursuant to demand loans and accrued interest on the demand loans. During the fiscal year ended July 31, 1996, the Company, with its bank's consent, repaid $138,638 in principal representing payment in full of principal of Ms. Shogen's demand loans to the Company. In July 1996, the Company advanced Kuslima Shogen $112,500 in anticipation of proceeds due from the exercise of options by her. The principal amount plus interest have been repaid in full.

        During the fiscal years ended July 31, 1996 and 1995, the Company paid to The Weinberg Group $77,060 and $158,649, respectively, for consulting services provided to the Company by The Weinberg Group. Michael C. Lowe was a principal of the Weinberg Group from 1988 through July 1996.

        Robert R. Henry purchased an aggregate of 147,100 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock in private placements completed by the Company in September 1994, September 1995 and June 1996 (the "June 1996 Private Placement") on the same terms and conditions as the other participants in the private placements. Certain of the shares purchased in the June 1996 Private Placement were purchased by Mr. Henry on behalf of his children.

        On July 23, 1991, the board of directors authorized the Company to pay to Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE, or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company owns or is co-owner of the patent, or acquires such rights in the future, for a period not to exceed the life of the patents. If the Company manufactures and markets the drugs by itself, then the Company will pay an amount equal to 5% of gross sales from any products sold during the life of the patents.


                    PROPOSAL NO. 2 - RATIFICATION OF AUDITORS

        On July 15, 1996, the board of directors approved the retention of KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1997. KPMG has served as auditor of the financial statements of the Company for each of the fiscal years since and including, the fiscal year ended July 31, 1993. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

        On December 1, 1993, certain shareholders of Armus Harrison & Co. ("AHC") terminated their association with AHC (the "AHC termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. In June 1996, AHC dissolved and ceased all operations. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1996 (the "1996 Form 10-KSB"), although AHC has not consented to the use of such report therein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the use of such report in any registration statement of the Company into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by the Company, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report in the 1996 Form 10-KSB, or to its incorporation by reference into a registration statement, the officers and directors of the Company will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under
Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in the Common Stock of the Company or otherwise.


        The board of directors recommends a vote FOR ratification of the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending July 31, 1997 (Proposal No. 2 on the Proxy Card).


                          ANNUAL REPORT TO STOCKHOLDERS

        The Company's Annual Report to Stockholders for the fiscal year ended July 31, 1996 accompanies this Proxy Statement.


                             STOCKHOLDERS' PROPOSAL

        It is anticipated that the Company's fiscal 1997 Annual Meeting of Stockholders will be held on or about November 21, 1997. Stockholders who intend to present proposals at such Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before July 24, 1997.


                                     GENERAL

        The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

        Unless contrary instructions are indicated on the proxy card, all Common Shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposal No. 2.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same Common Shares or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her Common Shares in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Company, at 225 Belleville Avenue, Bloomfield, New Jersey 07003 Attention: Gail E. Fraser, Secretary.

        The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the Common Shares represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her Common Shares will be voted in accordance with the specification so made.

        Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.


        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW
LARGE OR SMALL YOUR HOLDINGS MAY BE.


                       By order of the board of directors,


                                           /S/GAIL E. FRASER
                                           -----------------
                                            Gail E. Fraser, Secretary


Bloomfield, New Jersey
October 25, 1996

                              ALFACELL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                November 21, 1996
           This Proxy is Solicited on Behalf of the Board of Directors

Kuslima Shogen and Gail E. Fraser and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Alfacell Corporation to be held on November 21, 1996 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of Alfacell Corporation (the "Company") to which the undersigned is entitled to vote at the Annual Meeting.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1 AND 2.


(1) Election of the following nominees as Directors to serve in such capacities until their successors are duly elected and qualified:

                                 KUSLIMA SHOGEN
                                 MICHAEL C. LOWE
                                 GAIL E. FRASER
                                 ROBERT R. HENRY
                              STANISLAW M. MIKULSKI
                                  ALLEN SIEGEL
                                    ALAN BELL

(Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).)

               /  / FOR             /  / WITHHOLD AUTHORITY FOR ALL

(2) Ratification of the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending July 31, 1997.

               /  / FOR        /  / AGAINST        /  / ABSTAIN


(Please sign exactly as name appears below, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                    Date:________________________________

                                    Sign Here:___________________________

                                    -------------------------------------
                                            Signature (if held jointly)


                                    -------------------------------------
                                            Capacity (Title or Authority,
                                            i.e. Executor, Trustee)


                                    PLEASE SIGN, DATE AND MAIL YOUR
                                    PROXY TODAY


/ / Please check this box if you expect to attend the Annual Meeting in person.